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                                Exhibit   23.2


                              ARTHUR ANDERSEN & CO.
                          Certified Public Accountants
                              21/F, Edinburgh Tower
                                  The Landmark
                            15 Queen's Road, Central
                                    Hong Kong


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference of our report dated March 3, 2000, relating to the financial statements of Uni Precision Industrial Limited, appearing in Form 10-K as of January 31, 1999 and 2000 and for the years ended January 31, 1998, 1999, and 2000, on the financial statements of Sorrento Networks Corporation (formerly Osicom Technologies, Inc.) in the Registration Statement on Form S-8 for Sorrento Networks Corporation.



                                            ARTHUR ANDERSEN & CO.
                                            Certified Public Accountants

Hong Kong
March 18, 2002